CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Sports Source, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Tubbs, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.     Such amended Quarterly Report on Form 10-QSB for the period ending September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such amended Quarterly Report on Form 10-QSB for the period ending September 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Sports Source, Inc.

Dated: February 27, 2006

SPORTS SOURCE, INC.

By:	/s/ James Tubbs

President, Chief Executive Officer

Chief Financial Officer and

Chairman of Board of Directors